Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Workstream Inc. of our report dated August 17, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Workstream Inc. for the year ended May 31, 2007. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ McGladrey & Pullen, LLP

Orlando, Florida
September 11, 2007